CONTRACT PACKER AGREEMENT

This Agreement entered into this 14th day of November, 2012,

          BETWEEN:

          ALKALINE 84, LLC, whose principal office is located at 14301 N. 87th Street, Suite 301, Scottsdale, Arizona 85260, (hereinafter referred to as “Company”)

          and

          AZ BOTTLED WATER, LLC, whose principal office is located at 103 S. 57th Drive, Phoenix, Arizona, 85043 (hereinafter referred to as “Packer”).

          WHEREAS, Company is engaged in the sale of alkaline water products (the “Products”) as described in Schedule “A” attached hereto and made part hereof; and

          WHEREAS, Company is in possession of original analytical data, formulations, specifications, confidential and technical know-how required to manufacture its Products, and

          WHEREAS, Packer asserts it will have a bottling plant, which will meet and/or exceed government regulations, with the ability to manufacture such Products and agrees to manufacture and pack said Products in accordance with the terms and conditions hereinafter set forth

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. General Agreement:

                    (a) Packer hereby agrees to manufacture the Company’s Products in accordance with the specifications which shall be provided by Company and to package the Products according to the provisions contained in this Agreement that will meet and/or exceed governmental regulations and Company hereby agrees to purchase the finished Products on the terms and conditions contained in this Agreement at the price set out in Schedule “A” attached hereto and made part hereof (subject to adjustments made in accordance with the provisions of this Agreement).

                    (b) Packer agrees to allow the Company to utilize the facility in its sales efforts by making it available to the Company and its customers, by appointment, and to maintain the facility in a manner to conform to Health Department Standards.

          2. Packer will make the facility available, by appointment, for inspection and audits by third parties including retailers and customer representatives.

          3. Packer will permit a representative from the Company to oversee all manufacturing at Company’s option and expense.

          4. Company will train the Packer, its staff and employees to operate, test and make minor repairs to the specialized alkaline equipment that will be located within the Packer’s facility.

          2. Term:

                    (a) Unless sooner terminated as hereinafter provided, this Agreement shall be effective from the date of the execution hereof and shall continue for a period of One (1) years. Thereafter, this Agreement shall automatically renew for a period of One (1) year unless terminated in writing no less than six (6) months prior to any renewal period due to the complex and unique characteristics of the manufacturing process.

                    (b) If either party breaches any provision of this Agreement, the non- breaching party may then, submit its intention to terminate this Agreement by giving the breaching party at least thirty (30) days written notice of intention to terminate. Termination will be effective thirty (30) days after delivery of the notice unless (i) the breach is corrected prior to the expiration of the thirty (30) day period, or (ii) the nonterminating party provides written notice of a dispute to be resolved in the manner specified hereinafter. If the corrective action fails to remedy the con-compliance, then this Agreement shall terminate immediately upon the conclusion of the one-hundred twenty (120) day notice and period for corrective action. For the purposes of this paragraph, a material breach of this Agreement includes, but is not limited to, negligence, fraud, misrepresentative or willful misconduct by a party in connection with the terms specified herein.

                    (c) This Agreement may be deemed terminated automatically by a party, effective as of the date that the other party (i) becomes insolvent, (ii) makes any assignment or arrangement for the benefit of its creditors, (iii) becomes subject to any federal or state receivership, reorganization, insolvency, liquidation or bankruptcy case or proceeding whether it be voluntary or involuntary, or any other marshalling of assets, (iv) becomes subject to attachment, execution or seizure of all or substantially all of its assets, (v) is liquidated or dissolved or its Articles of Incorporation expire or are revoked, (vi) ceases or voluntarily abandons its business, or (vii) takes any corporate action to authorize any of the actions set forth in clauses 3(c)(i) through and including 3(c)(vi) above, whether or not such date occurs prior to actual notice being received by the non-defaulting party.

                    (d) Upon termination by either party, for any reason, Company can remove its equipment, during non-business hours, from Packer’s premises and place said equipment and materials in another facility so as not to disrupt Company’s business activities. Said equipment and materials may not be held as collateral for any monetary damages that may be claimed by Packer.

                    (e) The termination of this Agreement shall not prejudice any claim of either party hereto that arises hereunder prior to the effective date of such termination. Upon termination of this Agreement, the Company will remove all product and raw materials from the Packer’s manufacturing premises within thirty (30) working days.

                    (f) During the term hereof and/or any extensions thereof and for a period of two (2) years after the termination thereof, neither party or any of its affiliates, will, without first obtaining written approval of the other party, directly or indirectly, solicit or hire any employees or former employees of either party ,or any of its affiliates, who have or had any involvement in the performance of this Agreement.

          3. Materials:

                    (a) The Packer agrees to supply equipment, facility, labor and administration, including a source of reverse osmosis purified water to feed into the Company’s specialized equipment necessary to perform its obligations under this Agreement.

                    (b) The Company shall provide the specialized alkaline water equipment required to manufacture the Products and all of the following materials; bottles, caps, labels and boxes.

                    (c) The Packer will provide all the necessary attachments for water, electrical and discharge up to the placement of the specialized equipment and from the specialized equipment into the Packer’s supply products holding tanks. In addition thereto, supply all fittings, pumps and filters to and from the specialized equipment as long as it does not interfere with its current bottling and electrical supply.

                    (d) The Packer will maintain all necessary and required permits, licenses and certifications for the manufacture of the Company Products. The Packer will comply with all the laws and regulations to environmental matters, wages and hours, equal opportunity, tax withholding on payrolls, working and sanitary conditions and workers’ compensation, if applicable, as well as all other applicable laws, regulations, ordinances and other rules of the Federal State and local authorities, with respect to the maintenance and operation of the Packer’s plant. The Packer will be indemnified for any impurities caused by the additives introduced into the purified water by the Company.

                    (e) Notwithstanding Section 3c, the Company will be responsible for complying in all material respects with all the laws and regulations relating to products (without regard to whether such products have been the subject of any alteration or additional modification) including, without limitation, laws relating to the registration, identification, formulation, transportation, labeling, sale, marketing or distribution of the products included in this Agreement. The Company will be responsible for conducting Product recalls and for other duties and obligations imposed by law, rule or regulation arising from or related to Products purchased by the Company from the Packer during the term hereof. The Company will be responsible for documentation, investigation and action regarding drug adverse events, reports and records, arising from or related to the Company’s sales of the Products during the term herein specified.

          4. Packaging: The Packer is expected and agrees to exercise its best efforts to provide the services, as specified herein, to meet the Company’s needs.

          5. Price Adjustments:

                    a. In the event that Packer supplies any materials any increase in the costs to Company can only be equal to what Packer pays. Any increase in pack fees or toll fees can only be adjusted annually based on the actual increase in the cost of manufacture but not to exceed Five Percent (5%) per annum except for unforeseen circumstances in anything supplied by Packer.

                    b. The Packer shall provide the Company with sixty (60) days prior written notice of any price increase where the Packer is responsible for pricing.

          6. Forecasts and Orders:

                    a. Company shall place orders for the quantity of its Products to be manufactured by the Packer and notwithstanding anything to the contrary contained in this Agreement, such orders shall be placed at least seven (7) days prior to the requested delivery date F.O.B. the Plant and shall constitute the Company’s purchase commitment. The Packer is responsible for the storage of the finished products for a period of at least two (2) weeks after quarantine release.

                    b. Purchase Orders for the Company’s Products are to be placed, in writing, and upon receipt of a purchase order the Packer must confirm receipt, in writing, within two (2) business days, from receipt thereof.

                    c. The Packer is to provide a designated quarantine area which is separated from the finished product storage area as well as to establish and maintain a climate controlled area.

                    d. In the event that the Packer is not able to produce the quantities of Company’s Products with respect to a Purchase Order by the requested delivery date, the Packer shall promptly advise the Company within two (2) business days of receiving the Company’s Purchase Order and due to the complex and unique manufacturing process, give priority to the Company’s Products until alternative contract manufacturing facilities can be established. The Packer understands that by being the only manufacturing facility, at the time of the execution of this Agreement, the inability to produce Company Products damages will be required to be paid to compensate the Company for the loss of production as per the rates, per case, specified in Schedule “A”.

                    e. The Company shall provide the Packer an eighteen (18) month rolling forecast, updated bi-monthly, by the Company, on the first (1st) and fifteenth (15th) of each month.

                    f. The Packer is to provide the Company with monthly ongoing and continuous inventory levels updated as requested by the Company.

                    g. The Packer will supply the Company with all shipping documents andbills of lading within twenty-four (24) hours as established by the Company.

                    h. The Packer is responsible to test and document all incoming supplies to insure they meet the specifications for the Company’s products.

                    i. At the Company’s request and expense, the Packer will send a reasonable number of samples of the Company’s products for examination and testing to assure conformity to specification. Any costs incurred for the examination and/or testing shall be done at the Company’s expense

          7. Payment Terms:

                    (a) The Company will pay COD on the first order delivered by the Packer and payment for further orders shall be made within thirty (30) days from date of the purchase order.

                    (b) The Company’s products shall be delivered F.O.B. the Plant on the basis of each purchase order accepted by the Packer. Ownership for each purchase order shall pass to the Company following production as evidenced by the Packer’s production and inventory logs.

                    (c) Upon completion of the Packer’s quarantine, testing and release of finished product, the Packer shall notify the Company to arrange for pickup. The Company shall be responsible for coordinating between the freight company and the Packer to insure the timely pickup of product and to minimize congestion with the Packer’s other shipping activities.

                    (d) The Packer will be responsible for any stolen Company materials or technology while located on the Packer’s premises. The Packer will also be responsible for any damage to the Company’s material or technology while in the control of the Packer or their contractors.

                    (e) Notwithstanding any other provisions of this Agreement or any other agreements between the parties, all payments to be made by either party, herein, shall be made free of any set-off and will be promptly remitted to the party entitled to receive the payments hereunder.

          8. Confidential Information:

                    (a) The Packer shall keep confidential and shall not publish or otherwise divulge to a third party or use for itself or any third party any confidential information relating to any Company Product, including, but not limited to, patents, patents pending, technology, specifications, product information, data, marketing information, volume information, information in the Product Specifications, inventions, processes, know-how, trade secrets and other information disclosed by the Company to the Packer or mutually discovered. The Packer also agrees not to promote its relationship with the Company to any other potential clients or use the Company name in any Company public relations or marketing materials. The Packer also further covenants not to disclose the confidential Company information to any person other than the Packer’s employees, who require knowledge of such information in the performance of this Agreement and to advise and cause its officers, directors and employees to keep such information confidential, as provided herein. The Packer must supply the names of all the employees associated with the manufacturing process of the Company’s Products to the Company and only authorized personnel employed by the Company or the Packer to be on the production line during a Company production run or to view Company’s equipment. The Packer agrees to assist with legal action and/or investigation resulting from the intellectual property of the Company being exposed through the Packer. Manuals, instructions, guides and records produced by the Company are not to be reproduced in any form.

                    (b) The Company shall keep confidential and shall not publish or otherwise divulge to a third party or use for itself or any third party any information which the Packer informs the Company in writing is confidential. The Company further covenants not to disclose the confidential Packer information to any person other than the Company’s employees who require knowledge of such information in the performance of this Agreement and to advise and cause its officers, directors and employees to keep such information confidential as provided herein.

                    c. The Company acknowledges that the Packer possesses certain inventions, processes, know-how, trade secrets, improvements and other intellectual properties and other assets related to manufacturing and packaging which have been developed by the Packer prior to the date of this Agreement. These are and shall remain the sole and exclusive property of the Packer. The parties acknowledge and agree that the Company is the sole and exclusive owner of any and all other technology relating to, concerning or incorporated in the products during the term of this Agreement. The Packer acknowledges and agrees that any product formulas owned by the Company shall remain the sole and exclusive property of the Company. The Packer further agrees that all formulas and/or equipment, owned by the Company, may not be used to manufacture products for the Packer’s customers under any circumstances without the express written permission of the Company prior to their use. Manufacturing processes and procedures related to or conceived for the Company during the term of this Agreement are the property of the Packer, but will be incorporated into the Company’s products at no cost to the Company. In addition thereto, these improvements may be installed at other packers used by the Company for manufacturing to be used solely on the Company’s products during the term of this Agreement.

                    d. The obligations of the Packer under Paragraph 8 (a)(b)(c) shall not apply to any information that:

                                   (i) is known to the Packer at the time of its disclosure by the Company to the Packer;

                                   (ii) is at the time of disclosure to the Packer, or subsequently becomes freely available to the public, through no fault of the Packer;

                                   (iii) is at any time disclosed to Packer by a third party who is not under any legal obligation to maintain such information in confidence;

                                   (iv) is information which is independently developed by the Packer without the use of the Company confidential information;

                                   (v) is information which the Packer is required to disclose by law or governmental or judicial authority provided, however, that the Packer shall forthwith inform Company of such requirement to afford the Company sufficient time to oppose such process.

                    e. The Company shall maintain in, in confidence, any Packer confidential information and shall only disclose Packer confidential information to those employees or agents of the Company who need to know said information for the purpose of carrying out the Company’s obligations under this Agreement. The Company shall not use the Packer’s confidential information for its own benefit or for the benefit of any third party or disclose it otherwise than as aforesaid without the prior written consent of the Packer.

                    f. The obligations of the Company under Paragraph 8 (a)(b)(c) shall not apply to any information that:

                                   (i) is known to the Company prior to the time of its disclosure by the Packer to the Company;

                                   (ii) is at the time of disclosure to the Company, or subsequently becomes freely available to the public, through no fault of the Company;

                                   (iii) is at any time disclosed to the Company by a third party who is not under any legal obligation to maintain such information in confidence;

                                   (iv) is information which is independently developed by the Company without use of the Packer confidential information; or

                              (v) is information which the Company is required to disclose by law or by governmental or judicial authority provided, however, that the Company shall forthwith inform the Packer of such requirement to afford the Packer sufficient time to oppose such process.

                     (g) The Company hereby acknowledges that no rights or license to any patent or other intellectual property right respecting Packer Confidential Information is granted, expressly or impliedly, to the Company by this Agreement. Likewise, the Packer hereby acknowledges that no rights or license to any patent or other intellectual property right respecting the Company confidential information is granted, expressly or impliedly to the Packer by this Agreement.

                    (h) At the request of the Packer at any time during the term of this Agreement, the Company shall return to the Packer all tangible property of any kind and all copies thereof, containing any or all of the Packer’s confidential information. Similarly, at the request of the Company at any time during the term of this Agreement, the Packer shall return to the Company all tangible property of any kind, and all copies thereof, containing any and all of the Company’s confidential information.

                    (i) The Company acknowledges that the Packer has manufactured, is manufacturing and will continue to manufacture products with formulations, owned by the Packer or others, which may be similar to the formulations for the Company’s products. The Company acknowledges and agrees that the manufacture by the Packer of such similar products using such similar formulations shall not constitute a violation of the terms of the Agreement provided that no Company confidential information has been used.

                    (j) The Company’s and Packer’s obligations of confidentiality and non- use hereunder shall survive the expiration or sooner termination of this Agreement for a period of three (3) years.

                    (k) The Company representatives are granted full access to the Packer’s facility twenty-four (24) hours before, during and after a Company production run. If there is no Company Product being manufactured at the facility, the Company is required to give twenty-four (24) hour notice to access the Packer’s facility.

           9. Trademarks: All trademarks, trade names, formulae, specifications, processes, trade secrets and the like (“Proprietary Information”) owned by either party hereunder, shall, at all times be and remain the sole and exclusive property of the owner and this Agreement shall not in any manner constitute a license to either party to use Proprietary Information or such property of the owner except as otherwise agreed.

          10. Representations and Warranties:

                    (a) Packer and Company hereby covenant, represent and warrant to each other that:

                                   (i) They are corporations duly organized and validly existing under the laws of the State of Arizona (Company) and California (Packer).

                                   (ii) They have all necessary corporate power, authority, capacity and are properly authorized and licensed to enter into this Agreement and its obligations hereunder.

                                   (iii) Packer acknowledges that all products shall be produced, bottled and stored in strict compliance with all applicable federal, state and local laws and regulations including but not limited to, the Federal Food, Drug and Cosmetic Act of 1938, as amended, in force and as they be amended from time to time. To the best of Company’s knowledge, all product specifications, ingredients and packaging materials supplied by the Company to Packer pertaining to the products shall comply with all Federal, State and Local laws and regulations in force and as they may be amended from time to time including the Federal Food, Drug and Cosmetic Act, as amended from time to time.

                                   (iv) They have and during the term of this Agreement shall maintain applicable state licenses as required.

          11. General Indemnification:

                    (a) Company shall indemnify and hold harmless Packer from all claims arising out of or resulting from or related to any one or more of the following:

                                   (i) a breach of one or more of the warranties contained in Paragraph 10(a) above: and,

                                   (ii) the transportation, storage, (except when stored on the Packer’s facility) marketing or sale of the products by the Company or any third party.

                    (b) The parties agree to give each other the immediate notice of any charge, suit, action or claim that may be subject to the indemnification obligation set out in Paragraph 11(a) above and allow the each other the reasonable opportunity to investigate such charge, suit, action, proceeding or claim.

                    (c) The indemnification obligations and their respective limitations set forth in this Agreement shall survive the termination or expiration of this Agreement.

          12. Effects of Termination:

                         (a) Upon termination or expiry of this Agreement:

                                   (i) All amounts remaining unpaid for the products ordered pursuant to a purchase order and/or released by the Packer to Company as of the date of termination shall become due as normal under the thirty (30) day terms and payable if the agreement is terminated.

                                   (ii) All unused products not used elsewhere by the Packer purchased for the Company shall be delivered to and paid for by the Company F.O.B. the Plant. Further, the Company shall immediately pay to the Packer the applicable price set out in this Agreement for all products already manufactured or released or in the process of being manufactured or released but undelivered to Company, as of the termination date. Products shall be delivered to the Company and the Company shall make arrangements to receive immediate delivery of such products. The Company shall pay for the inventory of materials prior to release by Packer.

                                   (iii) Packer shall deliver to the Company all unused materials and ingredients provided by the Company F.O.B. the Plant and the Company shall make arrangements to receive immediate delivery of such materials and ingredients.

                                   (iv) All Packer Confidential Information in tangible form shall be promptly returned by the Company to the Packer and likewise all Company Confidential Information, in tangible form, shall be promptly returned by the Packer to the Company.

          14. Notice:

                              (a) Any notices to be given hereunder shall be in writing and either delivered in person by prepaid registered mail or sent by facsimile transmission to the following address or to such other addresses and/or facsimile numbers as shall be furnished to the other party in writing from time to time.

To Company
          Alkaline 84 LLC
          14301 N. 87th Street, Suite 301
          Scottsdale, Arizona 85260
          Attention: Steven Nickolas

To Packer
          AZ Bottled Water, LLC
          103 S. 57th Street
          Phoenix, Arizona, 85043
          Attention:

Any such notice, if delivered personally or sent by facsimile shall be deemed to have been received on the day of delivery or if sent by prepaid registered mail, on the third (3rd) day after such notice is mailed.

          15. Relationship: The relationship which the Packer holds as to the Company is that of an Independent Contractor. This Agreement is not intended to create and shall not be construed as creating between the Company and the Packer the relationship of Company and agent; joint ventures, partners or any other similar relationship, the existence of which is hereby expressly denied. The Packer shall not have any authority to create or assume in the Company’s name or on its behalf any obligation, expressed or implied, or to act or purport to act as the Company’s agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other except as expressly provided herein.

          16. Assignment: Neither party hereto may assign or transfer this Agreement or any right hereunder without the prior written consent of the other.

           17. Force Majeure: Neither party will be responsible or liable to the other party in any manner for failure or delay in performing its obligations under this Agreement, other than the obligations to make payments provided for hereunder, when such failure or delay is due to any cause beyond the reasonable control of the party concerned, including, but not limited to, acts of God, government orders or restrictions, war, threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, riot, revolution, strike or labor dispute, accident, fire, flood or inability to obtain fuel, power, raw materials, labor or transport, provided that upon cessation of such events, such party shall thereupon promptly perform or complete the performance of its obligations.

           18. Severability and Governing Law: Each of the provisions of this Agreement shall be enforceable independent of any other provision and independent of any other claim or cause of action. In the event of any dispute, arising under the terms of this Agreement, it is agreed between the parties that jurisdiction shall lie in the State of Arizona and the laws thereof will govern its interpretation, validity and effect of this Agreement without regard to the place of its execution or place of performance.

          19. Arbitration of Disputes: Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be determined through arbitration administered by the American Arbitration Association rules and the judgment on the award rendered therein may be entered in any court having jurisdiction thereof. Each party shall initially be responsible for its own attorney fees, costs and expenses of arbitration. The Arbitrator may include, in the award, an assessment of expenses of arbitration and the costs thereof with an award of reasonable attorney fees to the prevailing party.

          20. Counterparts: This Agreement may be executed in one or more counterparts for the convenience of the parties. Each executed counterpart shall, for all purposes, be deemed an original but all of which together, constitute, in the aggregate, one and the same instrument. A copy shall have the same force and effect as the original.

          21. Waiver of Breach: The failure of either party, at any time, to require the performance of the other of any of the provisions herein shall in no way effect the respective rights of the other party to enforce the same, nor shall the waiver, by party of any breach of any provision hereunder be construed to be a waiver of any succeeding breach or as a waiver or modification of the provisions of this Agreement.

          22. Prior Agreement: This Agreement supersedes all other verbal or written agreements between the parties.

          23. Entire Agreement This Agreement contains all the understandings between the parties and may not be modified, changed or altered by any premise or written statement by whomsoever made and may only be modified by further written agreement signed by all the parties.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

	ALKALINE 84, LLC		AZ BOTTLED WATER, LLC

By	/s/ Steven P. Nickolas	By	/s/ Moe Fernandez
	STEVEN P. NICKOLAS		MOE FERNANDEZ
	Manager		Plant Manager

SCHEDULE “A”

     Product Descriptions: The product line shall consist of alkaline water at 8.4 Ph levels in accordance with the Company’s specifications.

General Terms and Prices

Brand Name	Case Size	Description	Cap Type	Pkg Type	Case Cost	Unit Cost

Alkaline 84	4 pack	4/1 gallon Alkaline Water	43 MM	Box	$ 1.00	$.25

Alkaline 84	4 pack	4/3 Liter Alkaline Water	38 MM	Box	$ 1.00	$.25

Labels, Boxes, Bottles and Caps are furnished by the Company.
Freight: F.O.B. Phoenix, AZ.
Pallets: Exchange or $________, each.
Lead Time: Seven (7) working days (after receipt of order and labels)
CRV: Not included-a d/s # is required for CRV.
Terms: COD until such time as credit terms can be established as contained in Paragraph 7(a) of this agreement.